As filed with the Securities and Exchange Commission on July 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-2618235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

601 Pennsylvania Avenue NW

South Building, Suite 900

Washington, D.C. 20004

(202) 756-2245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Mann

Executive Chairman and Chief Executive Officer

ASP Isotopes Inc.

601 Pennsylvania Avenue NW

South Building, Suite 900

Washington, D.C. 20004

(202) 756-2245

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Donald G. Ainscow, Esq.

Blank Rome LLP

200 Crescent Court, Suite 1000

Dallas, TX 75201

Tel: (972) 850-1450

Fax: (972) 850-1451

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-286860

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, ASP Isotopes Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-286860) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 30, 2025, and which the Commission declared effective on May 30, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of securities offered by the Registrant by a proposed aggregate offering price of $10,000,000. The additional securities that are being registered for issuance and sale represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.  The required opinion and consents are listed on the Exhibit Index below and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibit Index

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed or incorporated by reference herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of BDO South Africa Incorporated
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on July 23, 2025.

ASP ISOTOPES INC.

By	/s/ Paul E. Mann
Paul E. Mann Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Mann	Executive Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2025
Paul E. Mann

/s/ Heather Kiessling	Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2025
Heather Kiessling

*	Director	July 23, 2025
Michael Gorley, Ph.D.

*	Director	July 23, 2025
Sipho N. Maseko

*	Director	July 23, 2025
Duncan Moore, Ph.D.

*	Director	July 23, 2025
Robert Ryan

*	Director	July 23, 2025
Todd Wider, M.D.

* By:	/s/ Paul E. Mann
Paul E. Mann
Attorney-in-Fact

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